UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Premier Exhibitions, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders on February 26, 2015.  At the meeting, the following persons were elected to the Board of Directors to serve until the next annual meeting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Douglas Banker	6,110,772	7,142,619	30,096,767

Jack H. Jacobs	8,031,516	5,221,875	30,096,767

Rick Kraniak	8,031,516	5,221,875	30,096,767

Mark A. Sellers	7,901,047	5,352,344	30,096,767

Samuel S. Weiser	7,960,439	5,292,952	30,096,767

Shareholders also ratified the Company’s appointment of Cherry Bekaert LLP as its independent registered public accounting firm for the fiscal year ending February 28, 2015.  Shareholders cast 26,774,118 votes for the appointment, 776,502 votes against the appointment, and abstained from casting 698,359 votes on the appointment of the independent registered public accounting firm.  There were no broker non-votes with respect to this proposal.

Shareholders also approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.  Shareholders cast 6,377,159 votes for the approval, 4,233,164  votes against the approval, and abstained from casting 2,643,068 votes on the approval of the compensation of the Company’s named executive officers. There were 30,096,767 broker non-votes with respect to this proposal.

In addition, shareholders approved a resolution authorizing the Board of Directors to amend the Company’s Articles of Incorporation to implement a reverse stock split of the Company’s common stock at a ratio of 1-for-10.  There were 33,856,678 votes for the reverse stock split, 4,920,585 votes against the reverse stock split, 4,572,895 abstentions, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

	By:	/s/ Samuel S. Weiser
Samuel S. Weiser
Executive Chairman

Date: February 27, 2015